SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 29, 1999

                                SEAIR GROUP, INC.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                33-55254-10                              87-0438825
                -----------                              ----------
         (Commission file number)             (IRS employer identification no.)

6831 Edgewater Commerce Parkway, #1110, Orlando, FL           32810
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(Address of principal executive offices)                    (Zip Code)

                                 (407) 445-1035
                                 --------------
              (Registrant's telephone number, including area code)


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Item 1.  Changes in Control of Registrant.

         Not Applicable

Item 2.  Acquisition or Disposition of Assets.

         Not Applicable

Item 3.  Bankruptcy or Receivership.

         Not applicable

Item 4.  Changes in Registrant's Certifying Accountant.

         The Registrant has engaged Meeks, Dorman & Company, P.A. to be its principal accountant effective December 31, 1999, to audit its accounting statements for the year ended December 31, 1998 and 1999. The Registrant has dismissed, and therefore has terminated its client-auditor relationship with, Smith & Company, its previous principal accountant with respect to the audit of the Registrants' financial statements.

         The decision to change accountants was approved by the Board of Directors of the Registrant by unanimous written consent.

         During the two most recent fiscal years preceding this termination, there were no disagreements over accounting matters, financial disclosures, or any other limitations on the scope or procedure of the independent auditor in the course of performing professional services. The Registrant has authorized Smith & Company to respond fully to any inquiries of Meeks, Dorman & Company, P.A. concerning the work done and conclusions drawn in performing previous audits of the Registrant and concerning the reasons for termination of the services of Smith & Company.

Item 5.  Other Events.

         Not Applicable

Item 6.  Resignation of Registrant's Directors.

         Not Applicable

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibit A.  Letter from Smith & Company


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SEAIR GROUP, INC.

Date: February 22, 2000                   By: /s/ Steven H. Kerr
                                              ---------------------------------
                                                 Steven H. Kerr, President and
                                                 Principal Financial Officer


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